UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2011

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

        Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2011, BRT Realty Trust (the “Trust”) entered into a supplemental indenture between the Trust and The Bank of New York Mellon, as trustee, to the Indenture, dated as of May 26, 2009, governing the Trust’s Junior Subordinated Notes due 2036 (the “Notes”) in the original aggregate principal amount of $42,400,000. The supplemental indenture amends the terms of the Notes. The material amendments include the reduction of the interest rate as set forth below:

Interest Period	Prior Interest Rate	New Interest Rate

March 15, 2011 through July 31, 2012	3.50%	3.00%
August 1, 2012 through April 29, 2016	8.37%	4.90%
April 30, 2016 through April 30, 2036	LIBOR + 2.95%	LIBOR + 2.00%

The Trust also redeemed $5,000,000 of the outstanding Notes at 100% of their principal amount.

The foregoing description of the supplemental indenture is not complete and is qualified in its entirety by reference to the supplemental indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Junior Subordinated Supplemental Indenture, dated as of March 15, 2011, between BRT Realty Trust and The Bank of New York Mellon.

99.1	Press release dated March 16, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: March 18, 2011	By:	/s/ Mark H. Lundy
Mark H. Lundy
Senior Vice President